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                                                                    EXHIBIT 20.1


                                             FNBC Credit Card Master Trust
                                    Excess Spread Analysis - November 2001


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Series                                                             1997-1
Deal Size                                                        $ 300 MM
Expected Maturity                                                08/15/02

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Yield                                                              17.95%
Less:     Coupon                                                    5.93%
          Servicing Fee                                             1.36%
          Gross Credit Losses                                       4.62%
Excess
Spread:
          November-01                                               6.04%
          October-01                                                6.16%
          September-01                                              5.33%
Three month Average Excess Spread                                   5.84%


Delinquencies:
          30 to 59 Days                                             1.42%
          60 to 89 Days                                             0.81%
          90 + Days                                                 1.33%
          Total                                                     3.56%

Payment Rate:                                                      12.80%